As Filed with the Securities and Exchange Commission on June 10, 2003     Registration No.: 333-103558

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
_______________________________________________________________________________________________________

                    AMENDMENT NUMBER ONE TO FORM SB-2
             Registration Statement under the Securities Act of 1933
_______________________________________________________________________________________________________

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          FLORIDA                                                      02-0646259
   (State or Other Jurisdiction       (Primary Standard Industrial    (IRS Employer
 of Incorporation or Organization)   Classification Code Number)   Identification Number)

           292 South County Road, Suite 109, Palm Beach, Florida 33480
                              Tel. (561) 659-9054
_______________________________________________________________________________________________________

          (Address and telephone number of principal executive offices)

                                Amal Rampadaruth
           292 South County Road, Suite 109, Palm Beach, Florida 33480
                              Tel. (561) 659-9054
_______________________________________________________________________________________________________

            (Name, address and telephone Number of Agent for Service)

Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), check the following box:            [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration
statement for the same offering.                                             [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(C)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                           [ ]

                                            CALCULATION OF REGISTRATION FEE
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

  Title of each class of              Dollar               Proposed maximum         Proposed maximum        Amount of
        securities                    amount                offering price         aggregate offering      registration
     to be registered            to be registered              per Share                  price                fee
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

Common stock, par value
$.0001                           Maximum: 1,400,000              $2.50                 $3,500,000            $283.15
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

                                 Minimum:    10,000              $2.50                    $25,000
                            --------------------------- ------------------------ ------------------------

Selling Stockholders                      1,232,435              $2.50                 $3,081,087            $760.46
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Total                                                                                                      $1,043.61(1)
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

(1)   This registration fee is calculated at $.00008090 for the shares offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEEAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a), OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SECTION 8(a), MAY DETERMINE.

WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to completion, dated June ___, 2003

                             PRELIMINARY PROSPECTUS

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.

We are offering up to 1,400,000 shares of our common stock and 1,232,435 are being registered for the benefit of the selling stockholders. Prior to this offering, there has been no public trading market for our securities. The public offering price will be $2.50 per share. This offering will expire one year from the effective date of this prospectus. We must sell a minimum of 10,000 shares in order to receive proceeds from the Offering. The proceeds from the sale of the securities will be placed in an escrow account opened at the Grand Bank &
Trust of Florida, West Palm Beach, Florida, until 10,000 shares have been sold.

This offer is being made on a minimum, maximum basis. In the event that the minimum amount of 10,000 shares is not sold by the end of the 12 month period commencing on the effective date of the registration statement (the "Termination
Date"), all funds shall be promptly returned to the investors, without interest.

We are offering our shares of common stock at $2.50 per share on a self-underwritten basis. The CEO, Directors and Officers of the corporation will be responsible for selling the securities.

         Proceeds per share                       $        2.50
         Proceeds from the minimum sale           $   25,000.00
         Proceeds from the maximum sale           $3,500,000.00

We are acting as our own underwriter and the shares will be sold on a cash basis by the officers of the Company. No commission will be charged by any officer.
Consequently, the proceeds on a per share basis remains at $2.50 and total proceeds of $3,500,000.

Selling Shareholders

The selling shareholders will sell at a fixed price which is our offering price of $2.50 until the securities are quoted on the OTC Bulletin Board.

_______________________________________________________________________________________________________

        The common stock being offered involves a high degree of risk. See "Risk
        Factors" beginning on page 3 for a discussion of certain factors that should be considered by prospective investors. The common stock being offered is not listed on any national securities market.
_______________________________________________________________________________________________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          The date of this preliminary prospectus is June ___, 2003

TABLE OF CONTENTS                                                           PAGE

14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
    ACT LIABILITIES...........................................................27

15. DESCRIPTION OF BUSINESS...................................................27

16. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

22. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY
STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE
INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN
THE DATE ON THE FRONT OF THIS PROSPECTUS.

 PROSPECTUS SUMMARY

About Amalgamated Resources Technologies, Inc.

Amalgamated Resources Technologies Inc., hereinafter referred to as ARTI, is a company organized under the Laws of the State of Florida.

When a target company is approached and a deal concluded, we will incorporate a
Florida corporation. We will act as incorporator and resident agent. At this stage, the Florida corporation will not be a reporting company under the
Securities Exchange Act. The beneficial owner(s) of the target company will hold the majority of shares of the Florida corporation.

When this is accomplished, we will help the client to open an office in the US and commence operations. Our help will range from: locating local partner and clients for them, in which case we will be entitled to a commission on sales;
grants and loans for them to, when appropriate, make them become a fully reporting company under the Securities Exchange Act by referring them to the appropriate professionals. Irrespective of the nature of our services to these companies, we will be paid by some shares of the Florida corporation. We expect to receive dividends from these shares. We will negotiate on a case-by-case basis, depending on our degree of involvement:

o        Monthly fees for providing managerial services

o        Sales commissions where applicable

o        A percentage out of proceeds of grants, loans or third party investments that we are able to organize on behalf of the Florida corporation

The compensation amount will be decided based on the amount of services we provide. For example, if we find a loan, a private investor or grants for the target company, we will be paid a percentage of face value of the amount received by the target company. Said percentage will vary depending on the amount of the loan, grant and/or investment. Based on its fluctuating nature, we cannot state a fixed percentage amount of possible income at this present time.
Our managerial services that will encompass all administrative tasks of the new
Florida corporation will be paid monthly a minimum amount of $5,000 per targeted company. This amount will vary according to our degree of involvement in day-to-day running of the new Florida company. As such, whereas a monthly minimum of $5,000 is payable irrespective of the amount of work performed, in some cases, we will bill the new companies hourly at an amount not to exceed
$500 per hour.

As of the date of this Prospectus, we have conducted our own research and reached agreement with two companies. We have very limited cash resources and are in need of substantial additional capital to execute our business plan.

        o   International Motion Book Corp. (IMB), where we hold 13.33% of all issued and outstanding stock and;

        o   Industrie Caribeenne de Boulangerie Corp. (ICBC), where we hold
            16.6% of the voting rights.

We anticipate that our revenue will be derived from providing a variety of services and also from dividends. We will also get revenues from its own activities. The size of the revenues will depend on the number of new companies incorporated in order to transfer patented technologies and other types of businesses in North America and help the companies go into production and sales.

About The Offering

We are offering our shares of common stock at $2.50 per share on a self-underwritten basis. At such time as the minimum offering amount has been received and accepted, the funds may be paid and used by us in accordance with the use of proceeds table set forth herein (see "Use of Proceeds.") In the event that the minimum amount of 10,000 shares is not sold by the end of the 12 month period commencing on the effective date of the registration statement (the
"Termination Date"), all funds shall be promptly returned to the investors, without interest.

Affiliates of our Company may not purchase shares of our stock in order to achieve the minimum amount of our offering.

Common stock offered by ARTI:                     1,400,000 common shares

Termination Date:                                 This Offering will begin upon
                                                  effectiveness and will
                                                  terminate whenever all of the
                                                  shares are sold, or 12 months
                                                  after the date of
                                                  effectiveness, whichever comes
                                                  first.

Common stock offered by Selling Stockholders:     1,232,435 common shares

Common stock outstanding prior to this offering:  28,600,000 common shares

Common stock outstanding after this offering:     30,000,000 common shares

Primary offering:                                 We are offering a minimum of
                                                  10,000 shares at $2.50 per
                                                  share for a total amount of
                                                  $25,000.

                                                  We are offering a maximum of
                                                  1,400,000 shares at $2.50 per
                                                  share for a total amount of
                                                  $3,500,000.

Summary of financial data

Our company is a development stage enterprise and does not conduct business operations. Consequently this company has no income statement and has produced an audited opening balance sheet as of March 31 , 2003.

The company has received $2,860 from the founders as their contribution to the share capital of the company.

Our fiscal year end is December 31st.

The following expenses have been paid out of funds received from the issue of shares to the founders and advance from stockholders:

         Audit fees                         $  2,500

         Filing fees                             105

         Legal fees                           10,000

         Office expenses                       2,280

         Total                               $14,885

RISK FACTORS

Primary Risks

Investing in our company carries a certain number of risks that are inherent to the provision of organizational and managerial services. The development stage of our company implies risks of uncertainty and dependence on many outside factors such as the availability of funds, our dependence on our hired experts, foreign States' laws and regulations, obsolescence of the patented technologies by new inventions. The inside factors are more related to our own capacity to achieve our objective by selecting and retaining key personnel and managing effectively the risk of obsolescence of material and equipment by new technologies. Less costly and more efficient equipments have become a regular feature of technological companies.

If any of the above risks occur, our business financial condition or results of operations could be materially harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

You could lose all of your investment if we do not remain a going concern.
To achieve a going concern basis, a company must have adequate liquidity to pay its creditors in a timely manner and dispose of sufficient positive cash flows to finance its current operations whether of a capital nature or of a current nature.

Risks Associated With Operating In Foreign Countries

Besides our operations in the US together with those companies which we are helping to get established in the US, we intend to be engaged in the Caribbean islands, France, Russia, Canada, other European countries as might be applicable and also in some other places around the World, where there might be political instability but with business opportunities with higher than normal returns. The potential for employee injury could subject us to litigation and potential liability for settlement, cancellation and/or judgment awards. We intend to carry a full range of appropriate liability and other insurance. There are no assurances that the amount of liability insurance and other coverage we will secure will adequately cover all potential liability and/or other claims and that any such liability and/or other claims will not exceed the coverage limits of such a policy and that such insurance will continue to be available on commercially reasonable terms or at all. Consequently, a liability claim or other such claim with respect to uninsured liabilities or in excess of insured liabilities would have a material adverse effect on our business, financial condition and results of operation.

Secondary Risks

No assurance of a public market

Our common stock is not presently traded on any established market. There is no prior trading market for our common stock and there can be no assurance that a trading market for the common stock will develop, or if developed, that it will continue. If no market develops, it may be difficult or impossible for holders of the common stock to sell their shares if they should so desire. There are no assurances that holders will be able to sell their offering of the common stock or that sufficient shares will be sold to create a public market for the common stock.

No assurance that offering will we successful

There can be no assurance that our offering will raise operating capital for our initial 12 months of operations. Should the minimum amount of the offering be the only amount raised in the offering, we could not operate for our initial 12 months and amounts contributed by investors in reaching the minimum would not be returned to the investors. Failure by the Company to raise additional equity or debt financing would impair our operations and investors may lose the total amount of their investment.

Receipt of proceeds which are less than the amount from the maximum offering amount will cause us to delay and/or modify our current plan and would impair our business operations.

The proceeds from the sale of the shares together with our existing sources of capital may not be sufficient to meet our ultimate financial needs, and may not be substantial in relationship to the operations or business in which we intend to engage. It may be necessary for us to secure significant amounts of additional financing. While we have various alternative plans to secure such financing, there can be no assurance that any of such plans will be successful.

Our targeted customers include industrial, commercial and individual users depending on the product target. If these companies do not receive the funding necessary either to start the cycle of production or for their expansion, our revenues will be reduced.

Selling shareholder effect on market

When our selling shareholders sell their respective shares, the market price of our stock could be potentially depressed and as a result you may not be able to sell your shares at the previously higher market price. Selling a large volume of shares in a short period of time will create downward pressure on the price of our common stock unless there is buying in the market. Without a balanced market in our stock, all of our shareholders are at risk of selling their shares at depressed prices, thus realizing a reduced gain, if any.

Limitations on transferability

It is unlikely that investors will be able to liquidate their investments in the shares in the event of an emergency or for any other reason. A public market for the shares does not currently exist.

 RISKS RELATED TO OUR BUSINESS

We were formed in 2002 and have yet to generate any revenue. There have not been operations since inception and we are in the process of raising capital and financing for our future operations. Therefore, we are subject to all the risks inherent in the establishment of this new operating venture, including the likelihood of operating losses.

In order to carry out our operating plans, we must obtain additional funding from outside sources. We are relying, in part, on the success of this offering in order to implement our plans to develop the company. Due to our limited assets and resources, there can be no assurance that we will be successful in obtaining the necessary financing either from this offering or other sources including debt.

An investor in our shares must consider the risks, expenses and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, including software and high tech companies. The likelihood of our success must be considered in light of the expenses, problems and delays frequently encountered by businesses in the early stages of development, the competitive environment in which we operate and the frequent failure rate of other companies whose businesses are principally focused on software, innovative technology and franchise.

You may be unable to effectively evaluate our company for investment purposes because we have no operating history. Since we were founded in 2002, we have focused on the target companies with which we have agreements to purchase a significant portion of their stock and where we would exert an influence on the management by exercising a degree of control on disbursement of funds and by holding some seats on the Board of Directors. Although our decision to get involved in a company is the result of our own research and evaluation, which usually takes more than a year, we must stress that it is above all a business decision. As in all business decisions, ours, also, carries a risk of bad judgment. Our prospects for success must be considered in light of the risks and difficulties encountered by a company in its development stage.

Lack of relevant experience by management

Management believes that its success will largely depend on implementation of the business plan. Management is experienced in the area of operation in which the company will function. The focus of our operations will require management's ability to master certain aspects in the running of software and Internet security's segments, control of disbursement of funds in each target company, as well as the enhancements of market opportunities.

The Company believes that it has ample experience to monitor the financial operations and the provision of management and organizational services to its subsidiaries or associated companies. However, marketing and general operations requires management experience of a different nature. The Company expects that it will generally have little or no direct experience in the management of operations and marketing of the types of products and services the Company intends to market. Because of the Company's lack of experience, it may be more vulnerable than others to certain risks. The Company also may be more vulnerable to errors in judgment that could have been prevented by more experienced management. As a result, lack of previous experience could materially and adversely affect future operations and prospects.

                                       10

Our business depends upon the continued service of our key management personnel, including Amal Rampadaruth, our president and chief executive; and Jadoomanee
Rampadaruth, executive vice president and chief financial officer. We cannot assure you that we will be able to retain the services of any of our key executives. If any of our key executives were to leave us, our business, results of operations and financial condition could be materially adversely affected, as these two officers have been involved in all the stages of development to date.
We do not currently have "key man" insurance policies on any of our executives.

You must consider our business and prospects given the risks, expenses and challenges we might encounter because we are at an early stage of development in a new and rapidly evolving market. We hope to proceed with the recruitment of already identified and enter into Agreements with key personnel for
International Motion Book - Gaming Department (Mr. David Brunot and Mr. Stephane
Sommer), Internet security and for the operations of ARTI per se. We have developed a professional relationship with Mr. Henri Sousseing, a French professional traditional bread and pastry maker based in Guadeloupe. We shall also consult with independent professionals in each field as and when required.
As we have not yet experienced one full calendar year of operations and the executive personnel is not yet in place, although identified and letters of intent signed, we are not in a position to guarantee the quality of our services and products. Due to our short operating history, our future financial performance is not predictable and may disappoint investors and result in a significant decline in our stock price.

 RISKS RELATED TO INDUSTRY

Competition in our markets is intense and could reduce our sales and prevent us from achieving profitability

With our management efforts, our associated companies intend to offer products and services of a higher standard than those offered by their competitors. The market for our service is intensely competitive and subject to rapid technological change. We expect the intensity of competition to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of target market share, any one of which could reduce their future revenues or earnings.

Potential dividends that may be generated by IMB may be greatly impacted as described hereafter:

Competition exists in each sector of our involvement:

- Internet security:
There are a few companies, which actually provide secured data transmission over the Internet. Demand for services exist as the key issue is the quality of the personnel and its willingness to work long hours including weekends. It must always be taken into account the fact that hackers are using more elaborate schemes to penetrate data bases and the personnel required to keep these schemes from being successful, must always keep abreast of new technologies or be able to minimize the risk at most.

- Animation Software
World competition exists in this field as can be ascertained from movies and advertisements made around the world. However, we intend to produce a tool, which will make 3-D animation accessible to a greater number of persons. Risk of our software being pirated exists. All software producers are facing the same problem. Although we have identified the team that will work on this project and will take all precautions to avoid being hacked, we cannot guarantee 100%
immunity.

                                       11

- Games
Completion is fierce and some companies like Microsoft, Sony, and Electronic
Arts etc have superior means of production at their disposal. The market is open and any company that comes up with superior software should succeed. If our software wizards are unable to come up with a superior game or if the game does not appeal to the public we might loose our investment. Competitors are defined as those entities with deep financial resources, control of physical assets and experienced, knowledgeable personnel.

In general, we believe that competition could ultimately assist us in building product awareness and act as an incentive to bring in new patented technologies, which will be beneficial to our objectives.

There can be no assurance that we will be able to successfully compete with current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

As we are involved in diverse activities directly or through our associated companies we will experience competition from different sources. Nonetheless, due to the enormous potential for profit existing in the animation business and
Internet security there are and will continue to be numerous other business entities seeking to profit from any one of these markets. Therefore, we will be competing against numerous other businesses, which market the same or similar products and/or services as those we intend to market, many of which have or may have substantially greater capital resources.

As far as our operations are concerned, there are no trade secrets involved. Our success depends on the quality of our management services at an affordable price and the referrals of overseas clients involved in high tech products or having patents for an innovative product, by our representative offices in France and Russia and by our associates in Switzerland, Luxembourg etc. Failure on our part to locate the right business or technology will entail a loss of capital .

                                       12

 RISKS RELATED TO THIS OFFERING

Concurrent sales by selling shareholders and our current offering

We are offering our stock on a minimum/maximum basis. This means that we can only start business when our minimum offering of 10,000 shares will have been sold irrespective of the number of shares sold by the selling shareholders. The investor purchasing shares from a selling shareholder will be exposed to a loss of his funds if our minimum subscription is not reached.

Control by officers and directors could adversely affect our stockholders

Upon completion of this offering, our officers, directors will, in the aggregate, beneficially own approximately 61% of our outstanding common stock, assuming that they do not purchase shares in this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs.
Although none of our officers, directors or large stockholders have committed to purchase shares in this offering, it is possible that they may do so, thereby increasing management's control.

We may issue additional securities, which would dilute the value of the shares of our common stock

Certain events over which you will have no control could result in the issuance of additional shares of our common stock, which could dilute the value of your shares of common stock. We may issue additional shares of common stock:

        o   To raise additional capital;
        o   Upon the exercise of outstanding options and stock purchase warrants
            or
        o   Additional options and warrants issued in the future;
        o   In connection with loans or other capital raising transactions; and
        o   In connection with acquisitions of other businesses or assets.

As of May 14 , 2003, there were no outstanding warrants to acquire shares of our common stock but there were 500,000 Options to acquire shares of our common stock.

We anticipate that the initial offering price of the shares will be substantially higher than the net tangible book value per share of our common stock after this offering. If we sell the shares at $2.50 per share, you will incur immediate dilution of approximately 95.00% in net tangible book value for each share of our common stock included in the shares you purchase. If currently outstanding options or warrants to purchase our common stock were exercised, your investment may be further diluted.

We do not intend to pay cash dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding our operations and, therefore, do not expect to pay any cash dividends in the foreseeable future.

                                       13

Investment Risk

Since we do not have an operating history, it is difficult to evaluate our business or our future prospects. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose their investment. To date, we have not carried out any operations. All the expenses incurred relate to the organization of the company. Our financial statements show these expenses. As such, we have provided an opening balance sheet. Revenues will only be generated after we provide services to the different companies wishing to relocate their businesses in the US. Our historical financial information is of limited value in projecting our future operating results because of our lack of operating history and the emerging nature of our business model. The investment capital refers to private placement funds received from the sale of common stock. We plan to invest heavily in evaluation of new technologies of target companies, sales of our services, marketing and advertising. As a result, we expect that we will continue to lose money through 2003. We may never achieve or sustain profitability.

We cannot assure you that you will realize a positive return on your investment or that you will not lose your entire investment in the shares. You should read this prospectus and all exhibits carefully, and should consult with your own personal legal and financial advisors prior to making any investment decision.

There has been no negotiation concerning the initial offering price of the shares with third parties or any determination of the value of the common stock by an independent appraiser

We have determined the number of shares to be offered based upon our estimate of the amount of proceeds necessary for planned uses. The offering price is not based on our assets, book value, or earnings. Accordingly, the offering price should not be considered an indication of the actual fair market value of the common stock as if appraised by a qualified third party.

Our management has determined the initial offering price and other terms of the shares of common stock. The offering price of the shares does not necessarily reflect the price at which these securities may be sold at a later date or their current fair market value.

There has been no prior market for our shares and the market price of these securities may fluctuate

There has been no market for our shares prior to this offering. The price of our shares after the offering may fluctuate widely and the shares may trade at prices significantly below the initial offering price. Although we plan to apply for trading privileges on the National Bureau Daily Quotation Pink Sheets, we
cannot guarantee that a trading market for our securities will develop or, if a market does develop, the depth of the trading market for the securities or the prices at which the securities will trade. Should a trading market for our securities develop, the market price could decline as a result of sales by our existing stockholders of shares of common stock or the perception that these sales could occur.

If the market price of our shares falls below $5.00 per security, the transactions in our securities could become subject to penny stock regulations, which could inhibit the marketability of our securities.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of
$1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, were our securities to become subject to the "penny stock" rules, these rules could restrict the ability of broker-dealers to facilitate transactions in our securities and could affect the ability of investors to sell our securities in the secondary market and the price at which our securities could be sold.

                                       14

Anti-takeover provisions in our articles of incorporation may adversely affect the value of our outstanding securities.

Pursuant to our articles of incorporation, our board of directors may issue, without stockholder approval, up to 5,000,000 shares of Class B common stock in the future with such preferences, limitations and relative rights as the board may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of Class B stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control of
ARTI without further action by the stockholders.

Future sales of our common stock by our existing stockholders could decrease the trading price of the common stock

Sales of a large number of shares of our common stock in the public markets after this offering, or the potential for such sales, could decrease the trading price of our common stock and could impair our ability to raise capital through future sales of our common stock. Upon completion of this offering, there will be 30,000,000 shares of our common stock outstanding. Of these shares, the
5,160,000 shares of common stock included in the shares sold in this offering will be freely tradable without restrictions or further registration under the
Securities Act of 1933, unless such shares are purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act of l933. All of the rest of our outstanding shares and shares issuable upon the exercise of outstanding options and warrants will be "restricted securities" for purposes of Rule 144 of the Securities Act and may not be resold unless registered under the Securities
Act or sold pursuant to an applicable exemption from registration, including the exemption contained in Rule 144. All of these securities are eligible for sale on the open market under Rule 144 (subject to the volume, holding period and manner of sale limitations of that rule), except for shares which are subject to lockup agreements which prohibit their sale for periods of between six months and 18 months after the closing date of this offering, unless the sale is consented to by us and the representative of the underwriters.

FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus involves forward- looking statements. These statements include, but are not limited to, statements about our industry, plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements by their nature involve risks and uncertainties. Therefore, actual results may differ materially from those implied or expressed by these statements. Accordingly, you should not place undue reliance on these forward-looking statements.

 USE OF PROCEEDS

The net proceeds to ARTI range from $25,000 (the "Minimum") to $3,500,000 (the
"Maximum). If Minimum were raised, we anticipate operating capital for three months. In order to implement our business plan we shall have to focus on alternative sources of financing. Among the different sources of funding we shall issue 10-year corporate bonds with an interest coupon. Our management has experience in that type of financing. We may also resort to private funding.
There are some foreign investors who have expressed interest in our business.
The net minimum proceeds will be sufficient to cover the expenses in order to implement our alternative plans of financing. Also, The present shareholders have agreed to loan more funds if required. We do not anticipate an interruption of our objectives if only the minimum is subscribed and this is the main reason to make ARTI a going concern. It should be noted that the expenses that will have to be met will concern activities related either to the issue of the insurance backed corporate bonds with interest coupon and or the marketing of our services to the group of private investors who have expressed an interest in our business Assuming 100% of the offering is successfully sold, we anticipate 12 months of capital requirements. More detailed tables indicating the proposed use of funds are listed on the following pages.

It is possible that no proceeds may be raised from this offering. If fewer than all of the shares are sold, we will have to delay or modify our current plans.
There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. In the event that less than 10% of this offering is sold, we intend to focus our efforts and capital on marketing. While there can be no assurance of success, it is our goal to invest heavily in our marketing efforts in an attempt to take us out of the development stage and begin recognizing transactional revenue. We will not pursue any further development until additional funds either from sales or investment capital can be secured.

                                       15

Use of proceeds from the initial public offering:

The net offering proceeds will be the total amount sold less offering expenses of $50,000 or net proceeds of $3,450,000, $2,575,000, $1,700,000, $825,000 or
$25,000, respectively based on the offering level raised (i.e., 100%, 75%, 50%,
25% or a minimum of $25,000). Expenses of $50,000 shall not apply if only the minimum is raised. The following table sets forth the use of net proceeds for each of the offering levels achieved.

--------------------- ------------------ ----------------------- ----------------------- --------------------
                            Maximum                  75%                     50%                  25%
--------------------- ------------------ ----------------------- ----------------------- --------------------
                         Amount      %        Amount       %        Amount         %       Amount       %
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
General and
 Administrative (1)     $110,000     3%        $88,000     3%          $58,000     3%        $50,000    5%
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
Salaries (2)            $240,000     7%       $162,000     6%          $84,000     5%              0    0
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
IMB Investment (3)    $1,200,000    35%     $1,200,000    47%         $600,000    36%       $300,000   36%
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
ICBC Investment (4)   $1,000,000    29%       $500,000    19%         $500,000    29%       $250,000   31%
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
Travel & Entertain-
ment Expense (5)        $200,000     6%        $75,000     3%          $50,000     3%         $9,000    1%
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
Management fees(6)      $500,000    14%       $400,000    16%         $300,000    18%       $150,000   18%
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
Professional fees(7)    $180,000     5%       $150,000     6%         $108,000     6%        $66,000    8%
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
Working Capital (8)      $20,000     1%              0     0                 0     0               0    0
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------
Total                 $3,450,000   100%     $2,575,000   100%       $1,700,000   100%       $825,000   100%
--------------------- ----------- ------ -------------- -------- -------------- -------- ------------ -------

1.       Includes furniture, fixtures and other expenses associated with general and administrative expenses.
2.       Includes salaries of officers and key employees.
3.       Includes investment in IMB pursuant to agreement.
4.       Includes investment in ICBC pursuant to agreement.
5.       Includes expenses associated with business related travel and entertainment.
6.       Includes primary sources of revenue for Company for management services.
7.       Includes expenses associated with legal and accounting fees.
8.       Includes expenses normally associated with working capital.

                                       16

With only 10% of the funds it shall become more difficult to achieve the goals set. However, we shall allocate the funds in such a way so that we can obtain the optimal cash flow.

We will target only one company with a greatly reduced staff. This single company will generate cash within six months, which will be used to market our services in a limited number of countries.

In International Motion Book the funds will be predominantly affected to the games and $20,000 for marketing the Internet security. Here also, staff from the games department will deal with all orders received. This activity also will provide rapid cash flows.

As far as the bakeries are concerned we shall start with only one bakery.
Working with a minimum staff, renting a sales point and getting the equipment on lease together with credit facilities from our suppliers we shall be able to produce the type of breads. This will establish the quality of the breads and pastries and will help build a clientele base.

ARTI`s Use of proceeds if only the minimum is raised: $25,000, which represents
0.714% of the funds:

Obviously if we only raise such a small amount, our capacity to operate will be greatly diminished. In such case, we will need additional funding very quickly.
In order to secure said funding we will be obliged to issue ten year Corporate
Bonds with an interest coupon.

We have an informal agreement with securities houses and banks to acquire these bonds. The agreement will be formalized if only the minimum subscription is raised.

The $25,000 will thus be used to start the process of the issue of our capital guaranteed ten year bonds.

* The item "Operating Expense" includes the following payments as duly resolved by the Board:

"The following gross monthly remuneration for the under mentioned be and is approved to be effective as from the completion of the initial public offering for an initial period of three years:

         1.   Mr. Amal Rampadaruth will be paid a gross amount of Seven Thousand
              Dollars ($7,000) per month as CEO. The contract will be signed after successful completion of the initial public offering.

         2.   Mr. Jadoomanee Rampadaruth will be paid a gross amount of Seven
              Thousand Dollars ($7,000) per month as CFO. The contract will be signed after successful completion of the initial public offering.

Note: All the above remunerations will be prorated in accordance with the level of subscription. Thus the remuneration will be reduced to 75% of the above amounts if only 75% of the funds are raised. At 50% of subscription the remuneration will be reduced to 50 % of above. At 10% no such payment will be effected."

                                       17

If the offering proceeds are insufficient to pay the offering expenses, the founders will pay for the balance, if any, on a prorated basis.

In accordance with our agreements with IMB and ICBC, respectively, we will receive the following compensation from these companies:

         ICBC:    $450,000 from second round of funding
                  $15,000 per month for providing managerial services
                  5,000,000 common shares (16.6% of all issued shares:
                  30,000,000)
                  3 directors out of 7
                  Office of the CFO - control of all disbursements of funds, etc.
                  Commission and fees as appropriate

         IMB:     $450,000 from second round of funding
                  $15,000 per month for providing managerial services
                  3,999,999 common shares (13.3% of all issued shares:
                  30,000,000)
                  3 directors out of 7
                  Office of the CFO - control of all disbursements of funds, etc.
                  Commission and fees as appropriate

Said securities have already been allocated to us as founders shares. The face value of said securities has been $0.0001 per share at inception. After funding being made, we will have to reevaluate. The shares are issued in favor of ARTI by the respective companies themselves. Although we will hold less than 20% of the issued capital in each company, we will exert significant influence on these companies through the Board of Directors and the office of the Chief Finance
Officer.

ICBC will use the maximum offering amount obtained from ARTI and monitored by
ARTI as follows:

         Equipment:                                          $500,000 for two units
         Administrative, manufacturing and
         selling expenses :                                  $500,000 for the two units.

IMB will use the maximum offering amount obtained from ARTI and monitored by
ARTI as follows:

         Computers , peripheral equipments, software and
         office equipments for the three departments
         (Animation, Internet security and Games):           $345,000
         Administrative, marketing and selling expenses:     $855,000:

 DETERMINATION OF OFFERING PRICE

The offering price of the 1,400,000 common shares being offered on a "direct participation" basis has been determined primarily by the capital requirements of ARTI and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by ARTI.

 DILUTION

The common shares were allocated to the founders prior to December 2002. Only the Class A common shares were issued in the first quarter of 2003. These shares have no effect on dilution in the first quarter of 2003 as they do not rank for dividends. The only right associated with the Class A common shares is a voting right exercisable in case of a hostile takeover.

As of December 2002, ARTI had a net book value of $2,860 ($.0001 per share based on 28,600,000 shares). The net tangible book value per share is equal to our total tangible assets (2,860), less total liabilities (0) and divided by total number of shares of common stock outstanding (28,600,000) i.e. 2,860 divided by 28,600,000 which equals to $0.0001. After giving effect to the sale of 100% of the shares at the public offering price of $2.50 per share our net tangible book value would be $3,502,860. The net tangible book value per share would be $0.1168.

As a result of the public subscription the 28,600,000 founders who purchased their shares at $0.0001 per share will get an immediate increase of $0.1167
($0.1168-$0.0001) per share. The public shareholders who will buy their shares at $2.50 will have an immediate loss of value or a dilution of $2.5 less
$0.1168, which equals to $2.3832 per share.

                                       18

Table showing different levels of dilution according to different levels of sales of the public offering

-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
% of sales of   Existing    New Shares   Total      Sales Proceeds  Total Assets  Assets     Offering   Dilution
offering        Shares                                                            per share   Price
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
                28,600,000          0   28,600,000     2,860.00      2,860.00      0.0001
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
0.71                           10,000   28,610,000    25,000.00    27,860.000      0.0010      2.50      2.4990
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
10                            140,000   28,740,000   350,000.00    352,860.00      0.0123      2.50      2.4877
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
25                            350,000   28,950,000   875,000.00    877,860.00      0.0303      2.50      2.4697
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
50                            700,000   29,300,000 1,750,000.00  1,752,860.00      0.0598      2.50      2.4402
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
75                          1,050,000   29,650,000 2,625,000.00  2,627,860.00      0.0886      2.50      2.4114
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
100                         1,400,000   30,000,000 3,500,000.00  3,502,860.00      0.1168      2.50      2.3832
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------

Appreciation of stock of existing shareholders as a result of public offering

--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Item                           0.71%         10%         25%          50%         75%           100%
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Existing Net Value/ Share     0.0001       0.0001      0.0001        0.0001       0.0001       0.0001
Before Public Offering
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Subscription                  10,000      140,000     350,000       700,000    1,050,000    1,400,000
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Net Value per share after     0.0010        0.123      0.0303        0.0598       0.0886       0.1168
public offering
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Appreciation                  0.0009       0.1229      0.0302        0.0597       0.0885       0.1167
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------

The information set forth above regarding dilution assumes the sale of 0.714%,
10%, 25%, 50%, 75% and 100% of the 1,400,000 shares being offered. The 3,760,000 shares being offered by the selling stockholders are outstanding shares of common stock and, therefore, do not contribute to dilution, however may contribute to depressing the market price for investors based on the timing and amount of shares sold.

 DIVIDEND POLICY

We have not paid cash dividends on our common stock since our inception. We currently intend to retain any future earnings for use in the expansion of the business, and therefore do not anticipate declaring any cash dividends in the foreseeable future. The declaration and payment of cash dividends, if any, will be at the discretion of the Board of Directors of the Company and will depend, among other things, upon our earnings, capital requirements, and financial condition.

 SELLING SECURITY HOLDERS

The following table sets forth information as of January 15, 2003 with respect to the beneficial ownership of our common stock both before and immediately following the offering. The table includes those who beneficially own more than
5% of our outstanding common stock, the selling security holders in this offering.

The percentages determined in these calculations are based upon 28,600,000 of our common shares that are issued and outstanding as of the date of this
Prospectus. The percentages determined in calculations after this offering were determined by adding the 1,400,000 common shares that may be issued and outstanding if 100% of the shares offered are sold. The Securities and Exchange
Commission's rules were followed in determining beneficial ownership. Therefore, we have included shares over which a person has voting or investment power. We have followed the Securities and Exchange Commission Rule 13d-3(d)(i) in
calculating percentage of ownership.

                                       18

The following table shows the number of shares and percentage before and after public offering:

---------- -------------------------------------- -------------- ---------------- ----------  ------------- -----------------
           Name                                No of shares                    No of       No of Shares  % after
                                                  before public  % before public  Shares      after public  public offering
No                                                offering       offering (1)     offered     offering      (2)
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
1          Alexanco Serge                         10             *                1             9                 *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
2          Alps Resources Bankers Inc             500,000        1.7              25,000        475,000           1.6
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
3          Amalgamated Resources Holding          500,000        1.7              25,000        475,000           1.6
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
4          Amalgamated Resources Investments
           Corp.                                  7,700,000      26.9             85,000        6,615,000         25.4
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
5          Amalgamated Resources Marketing Corp   500,000        1.7              25,000        475,000           1.6
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
6          Angus Associates                       10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
7          Berbeyer Karine                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
8          Bertoud Claude                         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
9          Bialade Regine                         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
10         Billon Alain                           10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
11         Boudoux-d`Hautefeuille Eymeric         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
12         Boudoux-d`Hautefeuille Wulfran         1,010          *                101            909              *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
13         Bourgeon Ludovic                       10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
14         Bouvet SARL                            10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
15         Branger Rene                           10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
16         Brottier Daniel                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
17         Cases-Trincq Josiane                   10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
18         Chamoux Sylvian                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
19         Chassard Philippe                      10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
20         Covili Frederic                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
21         Cruypenning Laurent                    10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
22         D.P.Morton&Associates              250,000        *                250,000        0                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
23         De Lenclos Alain                       75,010         *                3,750          71,260           *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
24         Debaecker Michel                       10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
25         Dias Louis                             10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
26         Doury Fabienne                         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
27         Dreyfus Sarah                          110            *                11             99               *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
28         Dujardin Philippe                      10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
29         Durocher Jean-Luc                      10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
30         Farys Rolland                          10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
31         Gallin Francois                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
32         Greene Richard P.                      250,000        *                25,000         225,000          *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
33         Haussy Vauche Daniel                   10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
34         Hoffmann Ginette                       10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
35         Humbert Jean-Marie                     10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
36         Kieffer Serge                          10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
37         Knecht Yasmine                         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
38         Kremer Joseph                          10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
39         Lacous Olivier                         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------

                                       19

---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
40         LDV Inc                                250,000        *                250,000        0                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
41         Ledroit Alain                          10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
42         Levy Michele                           10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
43         Lux Providence                         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
44         Maillet Patrick                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
45         Maude Ressources                       10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
46         Mogeon Philippe                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
47         Molko Albert                           10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
48         Monin Didier                           10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
49         Montant Jean-Pierre                    1,010          *                101            909              *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
50         Naros Portfolio                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
51         Parnalland Patrick                     10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
52         Parrot Jean-Francois                   10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
53         Paul Schmidt                           250,000        *                250,000        0                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
54         Perdrix Georges                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
55         Perdrix Jean-Claude                    10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
56         Perdrix Thierry                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
57         Perron Jean-Pierre                     10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
58         Pioger Berangere                       10,000         *                1,000          9,000            *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
59         Plassard Robert                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
60         Rampadaruth Amal                       10,000,000     34.9             90,000         9,910,000        33.0
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
61         Rampadaruth Aruna                      738,140        2.58             36,907         701,233          2.3
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
62         Rampadaruth Jadoomanee                 6,100,000      21.32            90,000         5,010,000        20.0
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
63         Rampadaruth Maya                       700,000        2.44             35,000         665,000          2.2
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
64         Rampadaruth Natalia                    738,140        2.58             36,907         701,233          2.3
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
65         Robin Catherine                        10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
66         Roulin Pascal                          10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
67         Roux-Bognier Claudine                  1,010          *                101            909              *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
68         Souhard Eric                           10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
69         Steiner Charles                        25,000         *                2,500          22,500           *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
70         Strina Gerard                          10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
71         Teuf Alexandre                         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
72         Toque Dauphinoise                      10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
71         Vauche Francis                         10,000         *                1,000          9,000            *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
72         Vauche Francis                         10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
73         Vauche Franck                          10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
74         Vedere Guy                             10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
75         Vedere Paul                            10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
76         Wechtler Patrick                       10             *                1              9                *
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
77         Public offering                                                                       1,400,000        4.6
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
78         New shareholders (3)                                                                  1,232,435        4.1
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------
           TOTAL                                  28,600,000  100%             1,232,435     30,000,000        100%
---------- -------------------------------------- -------------- ---------------- ----------  ------------- ------------------

Note:  * means less than 1% of shares
     1.   Percentages were based on the number of shares issued and outstanding as of March 31 , 2003

                                       20

     2.   Percentages were based on the number of shares issued and outstanding assuming that 100% of 1,400,000 common shares being Offered are successfully sold, which would equal a total of 30,000,000 common shares issued and outstanding
                -   Mr. Amal Rampadaruth and Mr. Jadoomanee Rampadaruth control approximately 58.3% of the Company's common stock.
     3.   New Shareholders - those who purchase shares from selling
          shareholders. This number of shares are already included in the original allocation of shares.

 PLAN OF DISTRIBUTION

We are offering 1,400,000 shares of common stock through officers and directors on a "direct participation" basis at a purchase price of $2.50 per share. This offering will begin upon effectiveness and will expire whenever all of the shares are sold, or 12 months after the date of effectiveness, whichever comes first. We are managing this offering without an
underwriter. The shares will be offered and sold by our officers. These officers will not receive a sales commission or other compensation, except for reimbursement of expenses actually incurred on behalf of ARTI for such activities. In connection with their efforts, they will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally
speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one, including ARTI, has made any commitment to purchase any or all of the shares.
Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot state how many shares will successfully be sold.

Mr. Amal Rampadaruth, President, Chairman, Director and CEO and Mr. Jadoomanee
Rampadaruth, Executive Vice President, Director, COO and CFO are responsible for the sale of the securities on behalf of ARTI. They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
These officers are not, at the time of their participation, an associated person of a broker or a dealer. These officers do not restrict their participation to transactions involving offers and sales of securities to a registered broker or dealer, a registered investment company or registered separate account, an insurance company, a bank, a savings and loans association, a trust company or similar institution supervised by a State or Federal Banking Authority or a
Trust for which a bank, a savings and loans association, a trust company or a registered investment advisor either is the trustee or is authorized in writing to make investment decisions or that are exempted by section 3a-7, 3a-9 or 3a-10 of the Securities Act of 1933 from registration provisions of that act or that are made pursuant to a plan or agreement submitted over vote or consent of the security holders who will receive securities of the issuer in connection with a reclassification of securities of the issuer, a merger or consolidation or a similar plan of acquisition involving an exchange of securities or a transfer of assets of any other person to the issuer in exchange for securities of the issuer, or that are made pursuant to a bonus, profit sharing, pension, retirement, thrift, savings, incentive, stock purchase, stock ownership, stock appreciation, stock option, dividend reinvestment or similar plan for employees of an issuer or a subsidiary of the issuer.

The Officers meet all of the following conditions:

        o   They primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transaction in securities;
            and
        o   They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and
        o   The Officers do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on paragraphs a4i or a4iii, except that for securities issued pursuant to Rule 415 under the Securities Act
            1933, the twelve months shall begin with the last sale of any security included within one Rule 415 Registration. The Officers restrict their participation to any one or more of the following activities:

                a)   Preparing any written communication or delivering such
                     communication through the mail or other means that does not involve oral solicitation by the officers of a potential
                     purchaser, provided, however, that the content of such
                     communication is approved by a partner, officer or director of issuer;

                                       21

                b)   Responding to enquiries of a potential purchaser in a
                     communication initiated by the potential purchaser,
                     provided, however, that the content of such responses are
                     limited to information contained in a registration
                     statement filed under the Securities Act of 1933 or other
                     offering document;

                c)   Performing ministerial and clerical work.

We anticipate selling the shares to persons whom we believe may be interested or who have contacted us with interest in purchasing the securities. We may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which we are permitted to sell the shares. We are not obligated to sell shares to any such persons.

We have established an escrow account at Grand Bank & Trust of Florida wherein funds will be held until such time as the Minimum offering amount has been subscribed for. At that time, the funds will be dispersed to be used for our business operations. A copy of the executed escrow agreement is annexed.

We reserve the right to reject any subscription in full or in part and to terminate this offering at any time. Officers, directors, present stockholders of ARTI and persons associated with them may purchase some of the shares.
However, officers, directors, and their affiliates shall not be permitted to purchase more than 20% of the shares being sold and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by ARTI. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful.
Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-
executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the
Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the shares we desire to sell.

Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of ARTI during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, which provisions may limit the timing of purchases and sales of common stock by the Selling
Stockholders. We will pay all of the expenses incident to this offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this
Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

                                       22

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling
Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling
Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

We intend to sell our common stock in Europe, the United States, Russia and others. We intend to rely on exemptions from registration in connection with the sale of our securities.

Selling shareholders

The Selling stockholders will be selling 1,232,435 common shares. This offering will be conducted beginning from the effective date and will expire whenever all of the shares are sold or 12 months after the date of effectiveness, whichever comes first.

LEGAL PROCEEDINGS

As of the date of this prospectus, neither ARTI nor any of its' officers or directors are involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against ARTI or any of its' officers or directors.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Set forth below is certain information concerning our directors and executive directors.

    Name                        Age      Position

    Jadoomanee Rampadaruth      61      Chief Financial Officer, Chief Operating
                                        Officer, Executive Vice President,
                                        Secretary and Director currently,
                                        resides in Europe

    Amal Rampadaruth            37      Chairman of the Board of Directors,
                                        President, Chief Executive Officer
                                        currently resides in the US

The Directors shall be elected at each annual general meeting and shall hold office until the next annual meeting of shareholders and until the Director's successor has been elected and qualified or until the Director's resignation or removal from office.

The Directors have been appointed but will only assume duty after successful completion of this offering.

None of our Officers and Directors currently holds such responsibilities in any reporting company at present time.

Biographies:

Jadoomanee RAMPADARUTH, Chief Financial Officer, Chief
Operating Officer, Executive Vice President, Secretary and Director

Professional Experience:

From September 1986 to June 1996, Mr. Rampadaruth was a part-time lecturer in
Anglo-Saxon Accounting and Financial Management at the Universite Paris IX
Dauphine. The lectures were delivered to students preparing the MAGISTERE DE
SCIENCES ET DE GESTION (Master Level), with emphasis on the comparative aspects of accounting techniques used in France, England and the US. Mr. Rampadaruth is an F.C.C.A. Fellow of the Chartered Association of Certified Accountants. The
Chartered Association of Certified Accountants is based in London and has recently been awarded the Royal Charter. It is the equivalent of the American
CPA.

From April 1990 until March 1991, he was the Chairman of Brama Corp., a company incorporated in the US with representative offices in Paris and Geneva, which provided services for the management and control of the day-to-day running of small companies.

From January 1992 to March 1995, he was Director and shareowner of Commercial &
Fiduciary Bank Ltd., located in Rome, Italy with a back office in Geneva,
Switzerland. The bank mainly focused on money management. All of his shares and other interests were sold in 1995.

From March 1992 to December 1993, he was a Director and shareowner of Interglobe
Plc, a British telecom company (sold) located in London, England. Interglobe
Plc, which was listed on the British stock market, used to market a telephone card for businesspersons traveling abroad and having to call their business contacts from hotel rooms. The card contained toll free access numbers, which enabled the user to call anybody around the world at a fraction of the cost that he would have normally paid using hotel telephones.

From September 1997 to date, he is the President of Amalgamated Resources
Financial Marketing, Corp, Las Vegas, Nevada

From May 1998 until September 1998, he was Executive VP and Director of the
following companies: First Anglo-Swiss (FAS) Holding Inc., Las Vegas, NV, a
holding company of all other FAS companies. This company was sold to US Bridge
Construction of New York (USBR -NASDAQ NSM symbol); FAS Marketing Corp., used to market FAS bonds, Las Vegas, NV; FAS Mergers & Acquisitions, Las Vegas; FAS
Eastern European Financial Equities Corp., holding company of all Eastern
European Real Estate, Las Vegas; Eastern European Real Estate Fund Corp., Las
Vegas; FAS Mining Corp., a holding company of mining companies, Las Vegas; FAS
International Builders Corp., a holding company of European construction companies, Las Vegas; COVIPRO, parent company of a French real estate company,
Las Vegas; Texas Turbo Jet Inc., jet engine parts, Texas, USA; and Arbinson
Mining Inc., Gold Mining, Nevada.

From April 2000 to July 2002, he was Chairman and CFO of Palm Beach Life /
Merrion Holdings Inc., Equity participation in European companies and others,
Las Vegas, Nevada

From July 2000 to September 2001, he was the Chairman and CFO of Terra Holdings
Inc., Holding Company of Technological Companies, Palm Beach, Florida

From July 2000 to date, he is CFO and Director of Amalgamated Resources
Holdings, Inc., Palm Beach, Florida

From March 2001 to date, he is the Secretary of Alps Resources Bankers Inc, Palm
Beach, Florida

From November 2001 to date, he is President and Director of Amalgamated
Resources Financial Marketing Corp., Palm Beach, Florida

From December 2001 to date, he is CFO, Director and Secretary of Space Telecom,
Inc., Palm Beach, Florida.

From February 2002 to date, he is CFO of International Motion Book, Corp., Palm
Beach, Florida

From September 2002 to date, he is Director and Secretary of Industrie
Caribienne de Boulangerie Corp., Palm Beach, Florida and CFO, Director and
Secretary of Amalgamated Resources Investments, Corp., Palm Beach, Florida

                                       23

Amal RAMPADARUTH, President, Chairman, CEO and Director.

From January 1992 until March 1995, Amal Rampadaruth was Director, CEO and shareowner of Commercial & Fiduciary Bank Ltd., located in Rome, Italy with a back office in Geneva, Switzerland. The bank mainly focused on money management.
All of his shares and other interests were sold in 1995.

From March 1992 to December 1993, he was the President and CEO of Interglobe
Plc, a British Telecom company (sold) located in London, England. Interglobe Plc
(listed on the British stock market) used to market a telephone card for businesspersons traveling abroad and having to call their business contacts from hotel rooms. The card contained toll free access numbers, which enabled the user to call anybody around the world at a fraction of the cost that he would have normally paid using hotel telephones.

From September 1997 to date, he is Director, Treasurer/Secretary of Amalgamated
Resources Financial Marketing, Corp, Las Vegas, Nevada

From May 1998 to September 1998, he was President and CEO of the following companies: First Anglo-Swiss (FAS) Holding Inc., Las Vegas, NV, a holding company of all other FAS companies. This company was sold to US Bridge
Construction of New York (USBR -NASDAQ NSM symbol); FAS Marketing Corp., used to market FAS bonds, Las Vegas, NV; FAS Mergers & Acquisitions, Las Vegas; FAS
Eastern European Financial Equities Corp., holding company of all Eastern
European Real Estate, Las Vegas; Eastern European Real Estate Fund Corp., Las
Vegas; FAS Mining Corp., a holding company of mining companies, Las Vegas; FAS
International Builders Corp., a holding company of European construction companies, Las Vegas; COVIPRO, parent company of a French real estate company,
Las Vegas; Texas Turbo Jet Inc., jet engine parts, Texas, USA; and Arbinson
Mining Inc., Gold Mining, Nevada.

From April 2000 to July 2002, he was President and CEO of Palm Beach Life /
Merrion Holdings Inc., Equity participation in European Companies and others,
Las Vegas, Nevada

From July 2000 to September 2001, he was President and CEO of Terra Holdings
Inc., Holding Company of Technological Companies, Palm Beach, Florida

From July 2000 to date, he is President and CEO of Amalgamated Resources
Holdings, Inc., Palm Beach, Florida

From March 2001 to date, he is CEO and Director of Alps Resources Bankers Inc,
Palm Beach, Florida

From November 2001 to date, he is Director and Treasurer/Secretary of
Amalgamated Resources Financial Marketing Corp., Palm Beach, Florida

From December 2001 to date, he is Chairman of the Board of Directors of Space
Telecom, Inc., Palm Beach, Florida

From February 2002 to date, he is President and CEO of International Motion
Book, Corp., Palm Beach, Florida

From September 2002 to date, he is President, CEO and Director Amalgamated
Resources Investments, Corp., Palm Beach, Florida

                                       24

Key Employees

Natacha Rampadaruth, Liaison Officer - Russia

From September 1993 to June 1999, she attended University of Samara, Russia. She earned a Master's Degree in French and English Languages. From May 2000 to May
2001, she was employed by Snecma Services, an aeronautical company based in
Paris, France, as a liaison officer with Russia and Russian companies.

From June 2001 to date she is employed by Alps Resources Bankers, Inc., a financial company based in Palm Beach, Florida. She is Vice President, liaison officer with Russia, oversees all Russian contacts, translations, and research with Russian companies. She will provide the same services for Amalgamated
Resources Technologies Inc, as soon as it becomes a public company.

Aruna D. Rampadaruth, Liaison Officer - France

From January 1997 to date, Aruna is employed by Amalgamated Resources Financial
Management Corp., as the Liaison Officer with French companies and she also performs client relations duties.

From June 2001 to date she is Vice President for Alps Resources Bankers, Inc., a
financial company based in Palm Beach, Florida. She is the liaison officer with
France, oversees all French contacts, translations, and research with French companies. She will provide the same services for Amalgamated Resources
Technologies Inc, as soon as it becomes a public company.

Maya D. Matabadul, Administrative Manager

From 2001 to date, Maya is employed by Alps Resources Bankers, Inc., a financial company based in Palm Beach, Florida. She is using her extensive contacts in the diplomatic world as a retired Diplomatic Executive stationed in Paris, France for over a decade, in order to facilitate Alps Resources Bankers transactions internationally. She will provide the same services for Amalgamated Resources
Technologies Inc, as soon as it becomes a public company.

Inna Dmitrieva, Scientific Manager

After 15 years as a scientific officer/engineer in the aeronautical/space industry in Russia, she joined Alps Resources Bankers, Inc. in June of 2001. Her job is to target and evaluate emerging technologies in Russia. She will provide the same services for Amalgamated Resources Technologies Inc, as soon as it becomes a public company.

Julia Smolianova, Office Manager

From September 1993 to June 1999, she attended the University of Samara, Russia.
She got her Masters Degree as a Speech Therapist.

From June 2001 to date, she is the Office Manager of Alps Resources Bankers,
Inc., a financial company based in Balm Beach, Florida. She is also Manager of the representative office of Alps Resources Bankers in Russia. She will be the manager of the Russian office of Amalgamated Resources Technologies, Inc. as soon as it becomes publicly traded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 1 , 2003, with respect to the beneficial ownership of our common stock by each beneficial owner of more than 5% of the outstanding shares, each director, each executive officer named in the Summary Compensation Table and all executive officers and directors as a group, and sets forth the number of shares of our common stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

---------------------------------------- --------------------------------- -------------------------------------------------
Name and address of beneficial owner     Shares of common stock               Percentage of outstanding common stock
                                         beneficially owned
---------------------------------------- --------------------------------- -------------------------------------------------
                                                                              Before offering            After offering
                                                                                                          of all shares
---------------------------------------- --------------------------------- --------------------------- ---------------------
Amal Rampadaruth
292, South County Rd, #109, Palm            10,738,140 (1)                    37.54                        35.79
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Jadoomanee Rampadaruth
292, South County Rd, #109, Palm             6,800,000 (2)                    23.77                        22.66
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Amalgamated Resources
Investments Corp.                            7,700,000 (3)                    26.92                        25.67
292, South County Rd, #109, Palm
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Alps Resources Bankers Inc.
292, South County Rd, #109, Palm               500,000                         1.7                          1.6
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------

                                       25

---------------------------------------- --------------------------------- --------------------------- ---------------------
Amalgamated Resources
Holdings, Inc.                                 500,000                         1.7                          1.6
292, South County Rd, #109, Palm
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Amalgamated Resources
Financial Marketing Corp.                      500,000                         1.7                          1.6
292, South County Rd, #109, Palm
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
All directors and executive
officers as a group (2 persons)             17,538,140                        61.31                         58.45
---------------------------------------- --------------------------------- --------------------------- ---------------------
Managers of foreign offices and other
     key personnel
---------------------------------------- --------------------------------- --------------------------- ---------------------
Alain de Lenclos- France                        75,010                         0.26                        0.25
---------------------------------------- --------------------------------- --------------------------- ---------------------
Inna Dmitrieva- Russia                               0                            0                           0
---------------------------------------- --------------------------------- --------------------------- ---------------------
Julia Smolyanova-Russia                              0                            0                           0
---------------------------------------- --------------------------------- --------------------------- ---------------------
Natacha Rampadaruth                                  0                            0                           0
---------------------------------------- --------------------------------- --------------------------- ---------------------
Aruna D. Rampadaruth                           738,140                         2.58                        2.46
---------------------------------------- --------------------------------- --------------------------- ---------------------
M.D. Matabudul                                       0                            0                           0
---------------------------------------- --------------------------------- --------------------------- ---------------------

(1)   Includes 738,140 shares owned by Natalia Rampadaruth, who is the wife of
      Amal Rampadaruth. Share ownership does not include 250,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(2)   Includes 700,000 shares owned by Maya Rampadaruth, who is the wife of
      Jadoomanee Rampadaruth. Share ownership does not include 250,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(3)   Amal Rampadaruth is also a beneficial owner of Alps Resources Bankers Inc,
      Amalgamated Resources Holdings Inc, Amalgamated Resources Investments
      Corp, and Amalgamated Resources Financial Marketing Corp.

The issuer is not a beneficial owner of any shares in the above mentioned companies in which Amal Rampadaruth is a beneficial owner. There have been no transactions between ARTI and any of these companies since inception of ARTI with the exception of Alps Resources Bankers Inc. which enables ARTI to locate its two first transactions.

If the owners of the options exercised their rights, the percentages of shares held immediately after offering by the officers would be modified as follows:

---------------------------------- ---------------------------- ----------------- --------------------------------------------------
Name and address of beneficial     Shares beneficially owned    No of options   Percentage
owner                              before options
---------------------------------- ---------------------------- ----------------- --------------------------------------------------
                                                                                Before offering/ Before Offering/ After offering/
                                                                                   Before Options   After Options    After Options
---------------------------------- ---------------------------- ----------------- ----------------- ---------------- ---------------
                                                                                    28,600,000        29,100,000       30,500,000
                                                                                      shares            shares           shares
---------------------------------- ---------------------------- ----------------- ----------------- ---------------- ---------------
Amal Rampadaruth
292, South County Rd, #109, Palm
Beach, FL - 33480                     10,738,140                    250,000           37.54              37.76           36.03
---------------------------------- ---------------------------- ----------------- ----------------- ---------------- ---------------
Jadoomanee Rampadaruth
292, South County Rd, #109, Palm
Beach, FL - 33480                      6,800,000                    250,000           23.78              24.23           23.11
---------------------------------- ---------------------------- ----------------- ----------------- ---------------- ---------------
All directors and executive
officers as a group (2 persons)       17,538,140                    500,000           61.32              61.99           59.14
---------------------------------- ---------------------------- ----------------- ----------------- ---------------- ---------------

Note: In order to calculate percentage ownership of each director after completion of 100 % of offering and exercise of option rights by the directors we have included. Thus the percentages have been calculated on the basis of
30,500,000 shares issued and outstanding.

The officers and directors hold 61.32% before exercise of options. After exercise of options, the percentage of ownership would increase to 61.99%. The percentage of ownership after exercise of options and public subscription will
59.14%. As per disclosure in notes 1 and 2 above, the shares held by the directors have been amended to include shares held by their respective spouses.

The founders to whom 28,600,000 shares have been allocated do not constitute a voting group or a partnership or a syndicate. They have acquired their shares individually and are free to sell or dispose of their shares according to their own free will.

Class A common stock

The class A common stock outstanding does not rank for dividends. It carries voting rights only when there is an attempt for a hostile takeover. It has no influence on the normal management of the company. There are 5,000,000 shares of common stock having 10 votes per share. Mr. Amal Rampadaruth and Mr. Jadoomanee
Rampadaruth have been allocated 2,500,000 shares each.

---------------------------------------- --------------------------------- -------------------------------------------------
                                                                            Percentage of outstanding Class A common stock
 Name and address of beneficial owner         Class A common shares
                                                beneficially owned
---------------------------------------- --------------------------------- -------------------------------------------------
                                                                               Before offering             After offering
                                                                                                           of all shares
---------------------------------------- --------------------------------- --------------------------- ---------------------
Amal Rampadaruth
292, South County Rd, #109, Palm                    2,500,000                         50%                      50%
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Jadoomanee Rampadaruth
292, South County Rd, #109, Palm                    2,500,000                         50%                      50%
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------

 DESCRIPTION OF SECURITIES

COMMON STOCK
Our authorized common stock consists of 100,000,000 shares of common stock,
$.0001 par value per share, and 5,000,000 shares of Class A common stock, $.0001 par value per share. As of January 15, 2003, there were 28,600,000 common shares issued and outstanding. There were 76 shareholders as of March 31, 2003.

                                       26

All the class A common stock has already been allocated. There are only two shareholders. We are offering shares of common stock
solely for sale to the public.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available. Upon liquidation of ARTI, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences.
All shares of common stock now outstanding are fully paid for and non-assessable.

Holders of Class A common stock are entitled to 10 votes per share The Class A common shares give the holders a pre-emptive right to vote only in case of hostile take-over. The object of the allocation of the Class A common shares is to delay, defer or prevent a change in control of the small business issuer.

The Class A common shares carry no rights of dividends. They have no voting rights except when there is an attempt for a hostile take-over.

We have never paid a cash dividend on the common stock. We currently intend to retain all earnings, if any, to increase our capital to effect planned development activities and to pay dividends only when it is prudent to do so and our performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available when, as, and if declared by our board of directors.

OTHER SECURITIES

There are currently no preferred shares or other debt or equity securities issued, outstanding, or authorized.

TRANSFER AGENT AND REGISTRAR

We are acting as our own transfer agent and registrar.

 INTEREST OF NAMED EXPERTS AND COUNSEL

Richard P. Greene, P.A. shall opine as to the validity of the shares registered in this registration statement. Mr. Greene owns 250,000 shares of the Company's common stock, 25,000 of which will be registered in the Registration Statement.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

ARTI's articles of incorporation provide that it will indemnify any officer, director, or former officer or director, to the full extent permitted by law.
This could include indemnification for liabilities under securities laws enacted for shareholder protection.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 DESCRIPTION OF BUSINESS

Amalgamated Resources Technologies Inc., hereinafter referred to as ARTI, is organized under the Laws of the State of Florida as a profit corporation. It was incorporated on February 7, 2002. We have no operational history to date and we are not the object of any legal proceedings whatsoever initiated against us..

The object of our business is to provide management services to select companies owning patents for innovative technology or other companies with a high potential of growth, to relocate to the US. We target European countries, Russia and other East European countries primarily and the rest of the World secondly.
US companies are also targeted if major growth potential exists. Our procedural approach is as follows:

o        After careful review of a potential business, we incorporate a new
         Florida Profit Corporation for the potential foreign client.
o        Said client's foreign company then, and only then, is either acquired by the new Florida corporation with himself as a majority share owner or the new Florida corporation becomes a subsidiary of the foreign company. Thus the owner retains control of the new Florida company and will either handle personally the transfer of the technology or will delegate experts at this effect.
o        We provide managerial services to these US companies for which we are paid on a monthly basis.
o        For our services, we negotiate a certain amount of shares, three seats on the Board of Directors and the position of CFO. We exercise a significant influence on the company. Our interest is to assure that the company's development goes according to the business plan and that a proper internal control system is established. The control is exercised as a result of an official position in the relocated company as CFO.

Our package of services also include locating funding sources through private investors, sale of insurance backed bonds, grants, loans, sales of corporate debentures and others as applicable.

In order to gain a competitive edge on our competitors (business angels, etc.)
we have decided to use part of the funds raised for our IPO in order to rapidly help two companies establish themselves and start operating in the US. That is how we intend to show our track record.

Our main activity of locating and selecting the right technologies has tremendous impact on the ensuing activities. Besides locating the owners of the technologies, we perform or cause to be performed an assessment of the technologies and their suitability to be relocated to the US. We are solely responsible for our choice. We will not engage in a merger with or an acquisition of the company holding the patents. There is consequently no holding/subsidiary relationship between us and the companies owning the technology. We have identified and selected two companies which are described in this submission.

We will generate management fees through our main activity of relocating foreign based technological companies and providing pre-incorporation and post incorporation services.

We are not an investment company as defined by Investment Company Act of 1940.
We are not engaged in the business of investing, re-investing, holding or trading in securities. Although we may receive shares as partial consideration, our main focus is to get paid in cash on a monthly basis as well as to earn commissions on sales that we help them generate and by a percentage of face value of loans that we might secure for them. Furthermore we also expect some dividends in the long run. Based on above, we think that we are exempted under the definition from complying with the requirements of the Investment Company
Act of 1940.

                                       27

As of the date of this Prospectus, we have reached agreement with two companies
i.e. International Motion Book Corp. (IMB), where we hold 13.33% of the voting stock, and Industrie Caribeenne de Boulangerie Corp (ICBC), where we hold 16.6
%. We also hold 33.33 % of Imeris Inc. Upon completion of the Offering, we intend to fund operations in two of the three companies against the shares allocated to ARTI and begin to receive revenues. We anticipate that our revenue will be derived from a variety of sources, including, but not limited to:
dividends, remuneration for services, sales commissions (in some cases), etc. It should be noted that the revenues in the form of remuneration would start immediately for services rendered to the targeted companies.

Alps Resources Bankers Inc., a Florida company located IMB and ICBC's principals and subsequent businesses. Alps Resources Bankers Inc. then decided to enter into a contract with ARTI regarding a potential funding of both companies against a purchase of shares in both companies. Herewith annexed are Exhibits 1 and 2 for IMB and ICBC respectively.

The signed agreements provide for the following information:

ARTI will assist in raising funds for the new Florida corporation via various tools such as a guaranteed bond issue, private investors, grants, loans and others as might be applicable.

Client will pay out of proceeds of received funds the net amount of Four Hundred and Fifty Thousand United States Dollars ($450,000) or 10% of raised amount, whichever is greater, plus a certain number of shares for ARTI's services
(payable after the second round of funding).

Client will be solely responsible for running his business;

All control and decision making process will lie with Client solely;

ARTI will be entitled to three seats on the Board of Directors of the Company;

The total number of Directors of the Company will not exceed seven (7);

ARTI's Directors' appointment will be ruled by the Golden parachute edict - i.e.
One Hundred Thousand US Dollars ($100,000) paid to each Director, yearly, in case of sale of the company and for the entire duration of the company's life under its actual name and or any other names. Said rule will only change in case of the company being bankrupt.

For its assistance and managerial services and help, ARTI will be paid monthly the net amount of Fifteen Thousand United States Dollars ($15,000) without right of termination and/or revocation by Client or management of its company thereof.
Said payments will be entered in the Charter of the Corporation and will remain in full force until the company is bankrupt and/or ceases entirely its activity.
A name change of the company or a change of ownership cannot terminate this
Agreement. All payments will be made on the 1st of each month or the next business day if the 1st is a holiday, by a corporate check made in ARTI's name and mailed to it at its mailing address;

Thus, without actually running the companies, although the ARTI appointed CFO will monitor disbursements, ARTI will be remunerated for services rendered.
Commission will be earned and determined on a case-by-case basis. In view of the potential of growth of IMB and ICBC, we expect capital gains and dividends where appropriate.

The shares already allocated to ARTI are worth almost nothing at present time as they are founders' shares acquired at $0.0001 with a further obligation to fund the companies. Management decided not to include these shares as an investment in the balance sheet of ARTI as the investee companies are waiting for funding to start business. Also, we have followed GAAP regarding the valuation based on lower of cost or market. This is not misleading for potential investors as without raised funds there are no ARTI, no IMB and no ICBC. Furthermore, the use of funds clearly states investments in both companies and their startup nature.
As for Imeris, the final and definitive Agreement will only be reached once we are publicly traded. Imeris USA's shares are worth $0.0001 per share. All of above shares (IMB, ICBC and IMERIS) have been paid for by Mr. Rampadaruth and
Alps Resources Bankers Inc, and 'given' to ARTI as per terms and conditions of their respective agreements.

Our relationship with IMB is based on the fact that Mr. Amal Rampadaruth imagined the various activities of IMB and found, via his extensive clientele's network, the Gaming Concept/project (75% completed). Mr. Amal Rampadaruth will act as President/CEO of IMB and will ensure, immediately after funding, that proper professionals take over the various departments. Please keep in mind that the Gaming Department is already in activity. As for the two other departments, the organizational charts and activities have already been designed and put in place. The technical sides has already been verified as to its feasibility and finally some of its team has already been approached and potential agreements reached, subject to funding being obtained. As for ICBC, we are not involved in their management. The only involvement we will have will be to foresee that the funds released in their favor be used as per agreement. Regarding Imeris Inc. if we consummate the transaction, Mr. Dutt Rampadaruth will act as the CFO of the
Imeris Inc.

Mr. Amal Rampadaruth and Jadoomanee Rampadaruth are not remunerated for their services.

                                       28

Mission Statement:

-        To target as many companies as possible in Europe, Russia and the rest of the World.
-        To effectively establish at least five companies during the fiscal year on US soil.
-        To help finance, if need be, some of the newly established companies.
-        To generate enough income from these companies in order to ensure a high level of profitability in the form of monthly administrative costs payments and year-end revenues derived from dividends paid from these companies.

PATENTS AND TRADEMARKS

At the present time, we do not own any patents or trademarks.

EMPLOYEES

We presently have no full time employees.  Staffing levels will be determined as we progress and grow. As many independent contractors as possible will be used to keep payroll expenses to a minimum.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We intend to provide management services to select companies owning patents for innovative technology or other companies with a high potential of growth, to relocate to the US. We target companies located in Europe, Russia and other countries throughout the world. US companies will also be targeted if major growth potential exists.

For our services we negotiate a certain amount of shares, three seats on the
Board of Directors and the post of CFO. We exercise a significant influence on the company. Our interest is to assure that the company's development goes according to the business plan and that a proper internal control system is established. The control is exercised as a result of an official position in the relocated company as CFO.

Our package of services also include locating funding sources through private investors, sale of insurance backed bonds, grants, loans, sales of corporate debentures and others as applicable.

Our main activity of locating and selecting the right technologies has tremendous impact on the ensuing activities. Besides locating the owners of the technologies, we perform or cause to be performed an assessment of the technologies and their suitability to be relocated to the US. We are solely responsible for the choice. We do not engage in a merger with or an acquisition of the company holding the patents. There is consequently no holding/subsidiary relationship between us and the companies owning the technology. We have identified and selected two companies that are described in this submission. We will generate significant income through our main activity of relocating foreign based technological companies and providing pre-incorporation and post incorporation services.

Our 12 month plan of operation requires the receipt of $3,500,000 We may receive substantially less than the $3,500,000 maximum offering, in which case funds will be allocated to complete the following steps based upon the funding level achieved. This step process demonstrates a timeline which sets forth the critical points which must be achieved for us to develop and offer our services.

         Step 1 --  The first $25,000 will be used to start the process of issuing the insurance backed ten year corporate debentures.  Any a mounts above $25,000 will trigger the start of the core business.

         Step 2 --  $175,000 received will be used to complete the procedures for the relocation of IMERIS from France to the USA. Timeframe:
         immediate. Furthermore, we will also initiate the formalities for the validation of the different patented technologies that we or our assigns have already identified and shortlisted by us.  Timeframe:
         immediate

         Step 3 -- Receipt of $500,000 will allow us to complete all the formalities for the five companies which we have planned to relocate to the US. Timeframe:  immediate

         Step 4 -- Receipt of $550,000 will allow us to meet all of our administrative costs for one year Timeframe: 12 months

         Step 5 -- Receipt of $1,200,000 will allow us to fund the computer hardware, software and operating expenses for the three divisions of
         IMB - animation, internal security and games. Timeframe : 12 months

         Step 6 -- Receipt of $1,000,000 will allow us to buy all the equipment for the two bakeries and fund the operating costs. Timeframe : 12 months

         With $3,500,000 we would not require additional financing during the first 12-month period as we expect a stream of revenue to cover fluctuations in the cost of equipment, etc.  In the event only the minimum is raised, we will require additional capital to accomplish more than Step 1 set forth above. We have no plan to sell additional stock to raise more money during the 12 months following start of operations.

With our minimum offering of only $25,000, we will not be able to fund our operations for the initial 12 months without alternative financing sources. We believe $3,500,000 would be required to implement and operate our activities, therefore should only the minimum offering be raised, money contributed by investors may be insufficient to carry out the contemplated business plan and such funds would not be returned to investors. We have stated in the Use of
Proceeds section that the minimum offering amount would sustain our operations for approximately three months wherein we would put in place all the procedures necessary for the issue of 10-year zero coupon with guaranteed capital. Should additional funds not be raised in the offering, we would restructure the current plan and seek additional private equity or debt financing.

Besides revenues generated by our main line of business, Income will be derived from other companies, even if we are not involved on a day to day basis. The earned income will be received on a monthly basis billed by us for managerial services rendered to all companies. Additional income will be based on a negotiated percentage of funds raised for them in derived from loans, grants, bonds sales, shares sales, etc., for other companies additional income will be generated for help, introductions and signing of sales contracts. In such cases, we will help said companies to market their products. For the funds allocated to these companies, we will be paid monthly 15,000 Dollars per Company, i.e.
180,000 Dollars per year, per Company for their entire life unless sold, in which case we will be entitled to 300,000 Dollars under the Golden parachute edict. We will receive a percentage of amounts raised for them. For
IMB, the Agreement is 3% - i.e. 36,000 Dollars and 30,000 for ICBC.
Furthermore, as these Companies will require more funds in the future, we will earn more monies in the long run out of commissions to be paid on face value of monies raised for them in the future. We will earn 15 % return on our monies in
IMB'S case and 18 % on ICBC. Based on these Companies potential, we estimate that they are prone to make good profits in the near future and thus be in a position to distribute dividends - at which stage, we stand to profit from that also.

                                       29

Mr. Amal Rampadaruth and Jadoomanee Rampadaruth, b oth officers of the company are experienced in this type of business. Demand for this type of services is high and at present ARTI has already completed pre-evaluation of a dozen companies operating with new technologies in France and Russia. These companies deal with industrial 3-D Decoration, Houses based on a new process that is affordable to low income group, wireless broadband Internet, etc. Our primary focus at this point is developing our marketing efforts to locate the new and innovative technologies for which there is a huge demand in the US.

Our 12 months plan of operation requires the receipt of $3,500,000 and will be utilized as follows:

                  ARTI     $ 1,300,000
                  IMB      $ 1,200,000
                  ICBC     $ 1,000,000

ARTI will continue to locate and establish new and innovative technologies in
North America. Besides monthly management fees, ARTI will be allocated a certain number of shares in each company and a few seats on the Board of Directors; this is negotiated on a case-by-case basis. ARTI, though not involved in the day-to-day running of the operations of these companies, controls the disbursement of funds. Thus, each company established here by ARTI results into management fees and dividends.

ARTI via its Directors and associates networks in Haute Savoie, France, Geneva,
Switzerland and Samara, Russia and via its own networks that will be developed in a near future, will conduct the preliminary analysis of potential clients. A first selection is made and the business plans are then transferred to ARTI'S headquarters. At that stage, the ultimate decision will be made after a careful review of the various Companies products' potential success in North America.

Management believes that the line of business of ARTI makes it profitable in the long run without any positive cash flows from any of the companies it has helped establish in the US. The following forward-looking table illustrates this point.

ARTI's PROJECTED STREAM OF INCOME FROM ITS OWN ACTIVITIES

The following statements are forward looking. The basis of this projection is the extensive research that has been carried out by ARTI and/or its assigns regarding the potential of the business. As we intend to establish five different companies, we know exactly what are the fixed revenues that will be derived: monthly remuneration for managerial services, a negotiated percentage of funding (depends on the level of funding) and estimates based on additional services which we shall provide. We know what services will be provided on the basis of research or indication given by the interested parties. Although these contracts have yet to be formalized, the potential of remuneration is known. The exact amount will be determined accurately on a case-by-case basis.

The statements give an indication of profitability on a yearly basis. The increase each year is based on the establishment of new companies plus remuneration carried over from previous years.

------------------------------ ------------------------------ -------------
Year                           Net Income ARTI                Return
------------------------------ ------------------------------ -------------
Year 1                         208,000                        5.94%
------------------------------ ------------------------------ -------------
Year 2                         338,000                        9.66%
------------------------------ ------------------------------ -------------
Year 3                         728,000                        20.8%
------------------------------ ------------------------------ -------------
Year 4                         1,118,000                      31.94%
------------------------------ ------------------------------ -------------
Year 5                         1,508,000                      43.08%
------------------------------ ------------------------------ -------------
Average                        780,000                        22.28%
------------------------------ ------------------------------ -------------

The company would not require additional financing during the first twelve month period as it expects a stream of revenues to cover whatever fluctuation in the costs of equipments etc. It has no plan to sell additional stock to raise more money during the twelve months following start of operations.

                                       30

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2003, we have $3,774 in cash as reflected on the balance sheet.
Based upon our current low cost of operation, we can meet our cash requirements for the next 3 months until such time, if ever, offering proceeds are received.
We are relying, in part on the success of this offering to provide us with the necessary capital to subsidize the day-to-day operations until we can reach a level of sales that will sustain our operating expenses. There can be no assurance that we will be able to borrow capital to continue operations. There also can be no assurance that any shares of this offering will be successfully sold, and if sold, the capital received will be adequate to continue operations.
The financial statements made part hereof have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Marketing

Most of our marketing and promotion will be accomplished through our officers, our foreign contacts/ representatives who will be part of the sales organization. The services we can offer our customers are one of the best sales tools we have. While we intend to use the services of professionals in the target countries we also intend to contract on a case-by-case basis with scientists in the specific field of the technology we intend to relocate in the
US.

ARTI will use extensively the introduction and numerous contacts of Mr. Amal
Rampadaruth and Mr. Jadoomanee Rampadaruth in the different countries. These contacts were developed when these two officers were themselves located in
France and Switzerland for more than 15 years.

The services we can offer our customers are affordable as can be judged by the numerous inquiries received by our Officers' extensive networks in France,
Switzerland and Russia

Our management has experience in financial matters, accounting, banking and funding of companies. Building on this experience, we intend to develop a network of representatives who will be paid a commission on each successful case. The prior operations in which management has been involved have no affiliation with ARTI.

Pricing will be structured to provide our services at a relatively low cost in order to broaden the size of the industry segment targeted by us. If a technology has a higher potential of growth and profitability we may decide to take a bigger participation via an investment and get more involved in the business in the US.

                                       31

EMPLOYEES

We presently have no employees. A certain number of employees have been identified for International Motion Book and KDFB. As far as the activities of
ARTI are concerned we shall work with experts on a contractual basis on a case-by-case basis.

The level of recruitment in both IMB and ICBC is contingent upon the level of funding received.

Both our Officers' Employment Contracts will become effective when the Company is funded. All contracts are for a period of five years and all have a non-compete clause included in the Agreement. All Agreements require full time devotion to the Company.

 DESCRIPTION OF PROPERTY

We will lease office space at South County Road, Palm Beach, Florida for $4,000 per month. Upon funding, we intend to lease space to accommodate the administrative staff of each new established company while their manufacturing sites will be located according to their needs either in West Palm Beach or wherever appropriate. At present, we are using the facilities put at our disposal by Alps Resources Bankers, Inc.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jadoomanee Rampadaruth, the Company's Executive Vice President, CFO, COO and
Director, is the father of Amal Rampadaruth, the Company's CEO, President,
Chairman and Director.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, there has been no public market for the common stock of the Company. At the present time neither any National Securities Exchange nor the NASDAQ stock market lists the securities offered. There is no public trading market for our common stock. There are outstanding 28,600,000 common shares as of January 15,2003. We are currently offering 1,400,000 common shares through this offering. We have also agreed to register an additional 1,234,435 for selling shareholders.

Since its inception, no dividends have been paid on our
common stock. We intend to retain any earnings for use in the business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

 SUMMARY COMPENSATION TABLE

The following equity compensation plan sets forth information approved in respect of options granted. There were no warrants and rights which were granted at the end of fiscal year ending December 31, 2002. Under this plan the president and CFO have 250,000 options each exercisable at $2.50 for a period of
24 months. .

                                                 Equity Compensation Plan Information
                                                        As of December 31, 2002
-------------------------------- ------------------------------ ----------------------------- ------------------------------

Plan Category                    No of securities to be         Weighted average exercise     No of securities remaining
                                 issued upon exercise of        price of outstanding          available for future issuance
                                 outstanding options,           options, warrants and rights
                                 warrants and rights
-------------------------------- ------------------------------ ----------------------------- ------------------------------
                                               A                             b                              c
-------------------------------- ------------------------------ ----------------------------- ------------------------------
Equity compensation plan
approved by security holders          500,000                        $2.50                         69,500,000
-------------------------------- ------------------------------ ----------------------------- ------------------------------

Equity compensation plan not
approved by security holders          0                              0                             69,500,000
-------------------------------- ------------------------------ ----------------------------- ------------------------------
Total                                 500,000                        $2.50                         69,500,000
-------------------------------- ------------------------------ ----------------------------- ------------------------------

The directors and officers have not received any other form of compensation during fiscal year ending December 31, 2002 for services rendered and for attendance of directors' meetings.

The following table sets forth information concerning the aggregate compensation paid or to be paid by ARTI to its Chief Executive Officer and each of the other executive officers for services rendered in all capacities to the Company for the fiscal year ended December 31, 2002.

                                       32

                               Annual                            Long-Term                         All Other
                             Compensation                   Compensation Awards                 Compensation
                        --------------------         --------------------------------       -----------------------
                                                         Restricted
Name and                                              Stock      Stock      Securities                    Group
Principal              Fiscal                          Awards   Awards     Underlying        Matching    Life Ins.
Position               Year    Salary    Bonus       ($)            (#)      Options          401K       Premium
-----------            -----   ------    -----    -------------------------------------      -------     -------

Amal Rampadaruth       2002     $-0-      -0-         -0-          -0-      250,000            -0-         -0-
CEO/President

Jadoomanee
Rampadaruth            2002     $-0-      -0-         -0-          -0-      250,000            -0-         -0-
CFO/VP

STOCK OPTIONS

With the exception of the options granted to the President and the CFO, o ur
Board of Directors has not granted any stock options or stock appreciation rights during our prior fiscal year or the current year to any person exercisable during 24 months after this offering.

COMPENSATION OF DIRECTORS

We have no plans for the compensation of directors whether for attendance at meetings or for discharging any duty as a director. Consequently, no payment was effected for fiscal year ended December 31, 2002.

BENEFIT PLANS

Currently we have no benefit plans. When the funding is completed, we intend to offer a 401k plan for our employees and officers. Additionally, we intend to add a group health plan for employees, which will pay the monthly premiums for the employee only. Family members of the employee can be added to the plan but at their own expense. We feel that it will be important to be able to offer these minimal benefits in order to attract and retain talented employees.

FUTURE COMPENSATION

We do not have plans to increase the current levels of compensation to its employees, officers, or directors either through the use of additional wages, incentive programs, restricted stock awards, or otherwise.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in or disagreements with our accountants since the inception as required to be disclosed pursuant to Item 304 of Regulation SB.

 LEGAL MATTERS

Richard P. Greene, P.A., located in Fort Lauderdale, Florida, has passed upon the validity of the issuance of our shares of common stock being offered.

 EXPERTS

The audited financial statements as of January 15, 2003, appearing in this prospectus and registration statement have been audited by Holyfield & Thomas,
LLC, Certified Public Accountants and Advisors, and are included in reliance upon such reports given upon the authority of Holyfield & Thomas, LLC, as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You can find additional information about our company at WWW.ARGROUP.WS A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange
Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to ARTI and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth
Street, N.W., Washington, D.C. 20549. You may also obtain information on the
Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also visit the website of the SEC at the following address:  www.sec.gov.

                                       33

                              FINANCIAL STATEMENTS

The audited financial statements of ARTI are prepared by and are the responsibility of management. Holyfield & Thomas, LLC, Certified Public
Accountants, has provided and is responsible for their audit report on these financial statements and are located at 1601 Forum Place, Suite 801, West Palm
Beach, Florida 33401-8106. The financial statements required by Regulation S-X commence on page F/S 1 hereof in response to this Item of this Registration
Statement and are incorporated herein by this reference.

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       EXAMINATION OF FINANCIAL STATEMENTS
                                 MARCH 31, 2003

                                TABLE OF CONTENTS

                                                                            PAGE

INDEPENDENT AUDITOR'S REPORT                                                 F-1

FINANCIAL STATEMENTS:

        Balance Sheet                                                        F-2

        Statements of Operations                                             F-3

        Statements of Cash Flows                                             F-4

NOTES TO FINANCIAL STATEMENTS                                          F-5 - F-6

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Amalgamated Resources Technologies, Inc.
Palm Beach, Florida

We have audited the accompanying balance sheet of Amalgamated Resources
Technologies, Inc. (a Florida corporation and a development stage company) as of
March 31, 2003 and the related statements of operations and cash flows from the date of inception (February 7, 2002) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amalgamated Resources
Technologies, Inc. as of March 31, 2003 and its operations and cash flows from the date of inception (February 7, 2002) to March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
April 30, 2003

                                      F-1

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                              AS OF MARCH 31, 2003

ASSETS

CURRENT ASSETS:

        Cash                                                           $  3,774

TOTAL ASSETS                                                           $  3,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

        Note payable to stockholders                                     15,473

STOCKHOLDERS' EQUITY:

        Common stock; $.0001 par value,
      100,000,000 shares authorized,
      28,600,000 shares issued and outstanding                            2,860

      Class A Common stock; $.0001 par value,
      having 10 votes per share, 5,000,000
      shares authorized, 5,000,000 issued and
      outstanding                                                           500

      Deficit incurred during the development stage                     (15,059)

      Total stockholders' equity (deficit)                              (11,699)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $  3,774

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-2

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
               FOR THE PERIOD FEBRUARY 7, 2002 (date of inception)
                                TO MARCH 31, 2003

                                           Three Months Ended    Inception to
                                             March 31, 2003      March 31, 2003

Revenues                                     $                   $

Expenses

   Audit fees                                         2,500            2,500

   Filing fees                                           35              105

   Legal fees                                                         10,000

   Office expenses                                    2,294            2,454

      Total expenses                                  4,829           15,059

Deficit incurred                             $      (4,829)      $   (15,059)

Deficit as of December 31, 2002                    (10,230)

Accumulated deficit                                (15,059)

Loss per share                               $    (.000526)

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-3

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
               FOR THE PERIOD FEBRUARY 7, 2002 (date of inception)
                                TO MARCH 31, 2003

                                         Three Months Ended     Inception to
                                            March 31, 2003      March 31, 2003

Cash flows from operating activities        $      (4,829)      $     (15,059)

Cash flows from investing activities                                        0

Cash flows from financing activities

     Issuance of common stock                         500               3,360

     Borrowing from stockholder                                        26,473

     Repayment of loan                             (3,000)            (11,000)

     Net cash provided by(used in)
         financing activities                      (2,500)             18,833

Decrease in cash                                   (7,329)              3,774

Cash, beginning of period                          11,103                   0

Cash, end of period                         $       3,774       $       3,774

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-4

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                              AS OF MARCH 31, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Amalgamated Resources Technologies, Inc. ("the Company") is a development stage enterprise incorporated under the laws of the State of Florida in February 2002.
The Company's offices are in Palm Beach, Florida, its only location.

Amalgamated Resources Technologies, Inc. does not presently conduct business operations.

Method of Accounting

The Company will report the results of its operations using the accrual method of accounting for both financial statement and income tax purposes. Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.

Income Taxes

The Company has no taxable income to date; therefore, no provision for federal or state taxes has been made.

2.   COMMON STOCK AND CLASS A COMMON STOCK

The Company was incorporated with an authorized capital of 100,000,000 shares of
$0.0001 par value common stock in February 2002. The Company has issued
28,600,000 shares to founder shareholders. It has earmarked 1,400,000 shares to be offered to the public after the completion of the required filings with the
Securities and Exchange Commission.

The Company is also authorized to issue 5,000,000 shares of Class A common stock having a par value of $0.0001 with 10 votes per share. The Class A common stock was issued at January 2003.

                        See Independent Auditor's Report.

                                       F-5

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                              AS OF MARCH 31, 2003

3.   DEVELOPMENT STAGE OPERATIONS

The Company was formed in February 2002. The Company is in the process of raising capital, and financing for its future operations. As of March 31, 2003, the Company had 76 stockholders. There has been no new issue of common shares from December 31, 2002 to March 31, 2003. In January, 2003, 5,000,000 Class A
Common Shares were issued.

4.   NOTE PAYABLE TO STOCKHOLDER

The Company borrowed $26,473 from Alps Resources Bankers, Inc. (a stockholder).
The note bears interest at 10% and is due on demand.

5.   OFFICE SPACE

Office space has not been located as of March 31, 2003. The Company is using the office of a stockholder to conduct its operations during the period since inception.

6.   FISCAL YEAR

The Company has adopted a fiscal year ending on December 31.

                        See Independent Auditor's Report.

                                       F-6

You should rely only on information
contained in this prospectus. We have
not authorized anyone to provide you
with information different from that
contained in this prospectus. We are
offering to sell, and seeking offers
to buy 1,400,000 shares of common stock                         1,400,000 shares
only in jurisdictions where offers and sales
are permitted. The information contained
in this prospectus is accurate only as
of the date of this prospectus, regardless
of the time of delivery of this prospectus
or of any sale of our common stock.

                                                     Amalgamated Resources Technologies Inc.

No action is being taken in any
jurisdiction outside the United States
to permit a public offering of the
common stock or possession or distribution
of this prospectus in any such jurisdiction.
Persons who come into possession of this
prospectus in jurisdictions outside the
United States are required to inform
themselves about and to observe any
restrictions as to this offering and the
distribution of this prospectus applicable
to that jurisdiction. Until the effective
date all dealers that buy, sell or trade in             ____________________________________
our common stock, whether or not participating
in this offering, may be required to deliver                        Prospectus
a prospectus.                                           ____________________________________

Until ____________, all dealers effecting
transactions in registered securities, whether
or not participating in this distribution,
may be required to deliver a prospectus. This
is in addition to the obligation of dealers to
deliver a prospectus when acting as underwriters
and with respect to their unsold allotments or
subscriptions.

                                                                June __, 2003

                                       34

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTI's Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages and for breaches of fiduciary duties. The articles of incorporation does not, however, eliminate or limit the personal liability of a director for (i)
any breach of the director's duty of loyalty to ARTI or its stockholders, (ii)
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided FOR UNDER the Florida General Corporation
Law or (iv) from any transaction from which the director derived an improper personal benefit.

ARTI's Bylaws provide that the Company shall indemnify its directors, officers, and employees, to the full extent permitted under the General Corporation Law of
Florida. In addition, we have entered or will enter into indemnification agreements with our directors, and officers that provide for indemnification in addition to the indemnification provided in our By Laws. The indemnification agreements contain provisions that may require us, among other things, to indemnify our directors and executive officers against certain liabilities
(other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of ARTI or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified.
We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

It is estimated that the expenses incurred in connection with distribution of the shares of common stock being offered will be as follows:

     Expenses to be paid by ARTI:

--------------------------------------------------- ---------------------
Item                                                Amount
--------------------------------------------------- ---------------------
Accounting                                          8,000.00*
--------------------------------------------------- ---------------------
Attorney fees                                       30,000.00*
--------------------------------------------------- ---------------------
Printing expenses - Final prospectus                5,000.00*
--------------------------------------------------- ---------------------
Standard & Poors                                    4,000.00*
--------------------------------------------------- ---------------------
Registration fees - SEC (1)                         474.72
--------------------------------------------------- ---------------------
Transfer agent                                      2,375.00*
--------------------------------------------------- ---------------------
TOTAL offering expenses                             50,000.00*
--------------------------------------------------- ---------------------

* These figures represent estimations by management.

Note: ARTI is offering 1,400,000 common shares through this offering has incurred $128.80 in registration fees; while, the selling shareholders are offering 1,232,435 common shares, incurred $345.92 in registration fees, that we have paid on their behalf.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information concerning unregistered sales of our common stock. These were unsolicited transactions and did not involve any public solicitation or advertisement in any way.

The company , at its inception, sold 28,600,000 shares of its common stock to its initial shareholders including founders at a price of $.0001 per share pursuant to Section 4(2) and/or Rule 504 of Regulation D of the Securities Act
of 1933, as amended, as being sold not in connection with a public distribution of securities. The common shares were sold to the shareholders in a private transaction. Based upon the fact that no general solicitation or advertising was used, and the limited shareholder base along with access to Company information, we believe we meet the exemption criteria. The 5,000,000 shares of Class A common stock were issued to two of the Company's officers and directors for control purposes only. The share issuance is exempt under the above referenced exemptions based on only two principals having been issued the shares. Both had access to material information and the issuance was not in connection with a public distribution of securities. The Company has not sold any registered shares.

Undertakings

This offering is being conducted on a continuous basis pursuant to Rule 415 of the Securities Act of 1933. The undersigned registrant hereby undertakes:

        1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                       35

                i.   To include any prospectus required by section 10(a)(3) of
                     the Securities Act of 1933;

               ii.   To reflect in the prospectus any facts or events arising
                     after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,
                     individually or in the aggregate, represent a fundamental
                     change in the information set forth in the registration
                     statement. Notwithstanding the foregoing, any increase or
                     decrease in volume of securities offered (if the total
                     dollar value of securities offered would not exceed that
                     which was registered) and any deviation from the low or
                     high end of the estimated maximum offering range may be
                     reflected in the form of prospectus filed with the
                     Commission pursuant to Rule 424(b) if, in the aggregate,
                     the changes in volume and price represent no more than 20%
                     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the
                     effective registration statement.

                     To include any material information with respect to the
                     plan of distribution not previously disclosed in the
                     registration statement or any material change to such
                     information in the registration statement;

        2.   That, for the purpose of determining any liability under the
             Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the
             securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

 EXHIBITS

Exhibit #

        3.1   Articles of Incorporation and Amendments (1)
        3.2   By-Laws (1)

          4   Instruments defining the rights of holders (refer to exhibit 3)

          9   Voting Trust agreement (not applicable)

         10   Material contracts
              10.1   IMB agreement
              10.2   ICBC agreement

         11   Statement: Computation of per share earnings (not applicable)

         21   Subsidiary of the Registrant (not applicable)

       23.1   Opinion Re: Legality and Consent of Experts & Counsel
       23.2   Consent of Holyfield & Thomas, LLC, Certified Public Accountants

         24   Power of Attorney (not applicable)

         99   Additional Exhibits
              99.1 Subscription Agreement (1)
              99.2 Executed Escrow Agreement and Indemnification Agreement

________________________________________________________________________________
1.       Incorporated by reference to our Registration Statement on Form SB-2 filed March 3, 2003, file number 333-103558

                                       36

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm
Beach, Florida on the 11th day of June, 2003.

                                   AMALGAMATED RESOURCES TECHNOLOGIES, INC.

                                      /s/  Amal Rampadaruth
                                       ---------------------------
                                           Amal Rampadaruth, CEO and President/Chairman
                                          (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement:

                                      /s/  Jadoomanee Rampadaruth
                                       ----------------------------
                                           Jadoomanee Rampadaruth, CFO, COO, VP and Secretary
                                          ( Chief Financial Officer,
                                           Principal Accounting Officer)